Exhibit 10.1

MUTUAL RESCISSION AGREEMENT

THIS MUTUAL RESCISSION (the “Rescission Agreement”), is made and entered into as of November 15, 2016 (“Effective Date”), by and among China Teletech Holding Inc., a Florida corporation (“CNCT”), Shenzhen Jinke Energy Development Co., Ltd., a company organized under the laws of the People’s Republic of China (“Jinke”), and Guangyuan Liu, holder of 97% of the equity interest of Jinke (the “Jinke Shareholder”). CNCT, Jinke, and the Jinke Shareholder are sometimes referred to herein collectively as the “Parties” and individually as the “Party”.

Recitals:

A. Pursuant to that certain Share Exchange Agreement (the “Exchange Agreement”) by and among CNCT, Jinke and the Jinke Shareholder dated January 28, 2015, CNCT issued to the Jinke Shareholder, on October 5, 2014, an aggregate 16,000,000 shares of its common stock (the “CNCT Shares”), par value $0.001 per share, in exchange for 51% (the “Jinke Shares”) of the issued and outstanding securities of Jinke (the “Reverse Merger”). In connection with the Reverse Merger, Yankuan Li, the Chief Executive Officer and director of CNCT’s Board of Directors was appointed a director of Jinke’s Board of Directors; and the Jinke Shareholder was appointed a director of CNCT’s Board of Directors.

B. Notwithstanding anything to the contrary contained in the Exchange Agreement, this Rescission Agreement shall constitute an amendment to the Exchange Agreement. Any capitalized term used herein and not defined herein shall have the same meaning ascribed to such term in the Exchange Agreement.

C. The Parties have each mutually agreed to, and determined that it is fair to, and in their best interests to, rescind the Exchange Agreement and unwind the Reverse Merger and the transactions contemplated thereby as if they never occurred upon the terms and subject to the conditions set forth in this Rescission Agreement.

D. For a consideration of 10,000,000 shares of CNCT’s common stock (the “Consideration Shares”), the Jinke Shareholder agreed to enter into this Rescission Agreement and acknowledged the transactions contemplated and described hereby, including, without limitation, to rescind the Exchange Agreement and unwind the Reverse Merger and the transactions contemplated thereby as if they never occurred, upon the terms and subject to the conditions set forth in this Rescission Agreement.

E. The majority shareholders of CNCT have approved the Rescission Agreement and the transactions contemplated herein.

F. Effective ab initio, and subject to the terms set forth herein, the Parties agree to rescind the Exchange Agreement and unwind the Reverse Merger and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in this Rescission Agreement.

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Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including avoiding the costs of litigation, the Parties agree as follows:

1. Rescission. Effective ab initio, the Exchange Agreement, in its entirety, is hereby unequivocally rescinded, abrogated, cancelled, void in its inception and of no force or effect whatsoever, and the Parties shall be returned to their positions prior to the Exchange Agreement and Reverse Merger. Upon completion of the returns set forth in Section 3 below, the obligations of all Parties shall be terminated and the Reverse Merger and the transactions contemplated thereby unwound and voided as if the Exchange Agreement was never entered into and the Reverse Merger never occurred. All agreements entered into, as contemplated by the Exchange Agreement, are terminated effective ab initio.

2. Consideration. As an inducement to enter into the Rescission Agreement, CNCT agrees to provide to Jinke Shareholder, 10,000,000 shares of CNCT’s common stock (the “Consideration Shares”).

3. Returns. Contemporaneous with the execution of this Rescission Agreement, the following shall occur:

a.	CNCT shall cause the transfer, return and surrender to the Jinke Shareholder the Jinke Shares, which were issued to CNCT under the Exchange Agreement; and

b.	Jinke Shareholders shall deliver to CNCT the CNCT Shares, which were issued to the Jinke Shareholder by CNCT under the Exchange Agreement together with such executed stock powers as may be requested by CNCT’s transfer agent in order to complete the transfer and cancellation; and

c.	The Jinke Shareholder shall tender his resignation from the CNCT’s Board of Directors to be effective upon the closing of the Rescission Agreement; and

d.	Ms. Yankuan Li shall submit her resignation as a director of Jinke’s Board of Directors, with such resignations to be effective as of the closing of the Rescission Agreement.

4. Representations.

(a) Each Party has all requisite corporate power and authority to enter into and perform this Rescission Agreement and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Rescission Agreement by CNCT, Jinke and the Jinke Shareholder and the transactions contemplated hereby have been authorized by their respective Board of Directors, and to the extent required by law, approved by their respective shareholders.

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(c) Each Party hereby agrees to indemnify and defend the other Parties and their directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of the actions of an indemnifying Party for:

(i) Any breach of or inaccuracy in representations, warranties or agreements herein;

(ii) Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements was inaccurate or misleading or otherwise cause for obtaining damages or redress from an indemnifying Party or any of its directors or officers.

(d) The representations, warranties and agreements contained in this Rescission Agreement shall be binding on each Party’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the other Parties.

5. Time of the Essence. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Rescission Agreement.

6. Confidentiality. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Rescission Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Rescission Agreement.

7. Lock-Up; Regulation S.

(a) Until the date which is 180 days following the Effective Date (the “Lock-Up Period”), Jinke Shareholder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities of CNCT, including but not limited to shares of CNCT’s common stock, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or otherwise to enter into any such transaction, swap, hedge or other arrangement.

(b) Jinke Shareholder warrants and represents that he is a non-U.S. Person (as such term is defined in Regulation S under the Securities Act, as amended (“Regulation S”)), and agrees (i) not to, in connection with the Consideration Shares, engage in any “directed selling efforts” within the United States, as such term is defined in Regulation S under the Securities Act, (ii) not to resell any Consideration Shares received pursuant to this Agreement except in accordance with the provisions of Regulation S, pursuant to an effective registration statement or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such shares of Company’s Common Stock, and (iii) not to sell or offer to sell any shares of Company’s Common Stock to any “U.S. person,” or the account or benefit of any “U.S. person”, in each case until the date that is 180-days following the Closing Date. The certificate(s) evidencing the Consideration Shares issued to the Jinke Shareholder, and each certificate issued in transfer thereof, will bear the following legend:

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES WERE ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION S PROMULGATED UNDER IT. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT IS NOT REQUIRED. FURTHER, HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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8. Counterparts and Fax Signatures. This Rescission Agreement may be executed by fax signature and in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be deemed a single instrument.

9. Benefit. This Rescission Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto, and their permitted assigns hereunder. This Rescission Agreement shall not be assigned by any Party without the prior written consent of the other Party.

10. Severability. In the event that any particular provision or provisions of this Rescission Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective Parties hereto.

11. Execution Knowing and Voluntary. In executing this Rescission Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Rescission Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Rescission Agreement voluntarily, free from any influence, coercion or duress of any kind.

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12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to: CHINA TELETECH HOLDING, INC.

3400 W Bayshore Rd

Palo Alto, CA 94303

with a copy to (but which shall not constitute notice to Purchaser):

Hunter Taubman Fischer & Li, LLP

1450 Broadway, 26th Floor

New York, New York 10018

Attention:  Ying Li, Esq.

Telephone: (212) 530-2210

(b) If to: Shenzhen Jinke Energy Development CO., LTD. or the Jinke Shareholder

Bao’an District, Guanlan Area (街道), Xintian, Jun’ xin

Industrial Zone Building No. 9, 10,

Shenzhen, Guangdong.

Attention: Lau Kwong Yuen

13.  Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Rescission Agreement or to secure relief from any default hereunder or breach hereof, the breaching Party or Parties shall reimburse the non-breaching Party or Parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

14. Governing Law, Forum and Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Rescission Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Rescission Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Rescission Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS RESCISSION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Entire Agreement. This Rescission Agreement represents the entire agreement between the Parties relating to the subject matter hereof and supersedes any prior oral or written agreements or undertakings between the Parties to such matters. This Rescission Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Rescission Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement executed by all of the Parties hereto.

[Remainder of Page Intentionally Blank]

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Rescission Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

CHINA TELETECH HOLDING, INC.

By:	/s/ Yankuan Li
Yankuan Li, President

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD.

By:	/s/ Guanyuan Liu
Guanyuan Liu, President

SHENZHEN JINKE ENERGY DEVELOPMENT CO., LTD., SHAREHOLDER

By:	/s/ Guanyuan Liu
Guanyuan Liu

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